Exhibit 10.42

Dominion Resources, Inc.

2013 Base Salaries for Named Executive Officers*

The 2013 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell II, Chairman, President and Chief Executive Officer—$1,355,274; Mark F. McGettrick, Executive Vice President and Chief Executive Officer—$718,028; Paul D. Koonce, Executive Vice President and Chief Executive Officer— Energy Infrastructure Group (Chief Executive Officer—Dominion Virginia Power)—$592,665; David A. Christian, Executive Vice President and Chief Executive Officer—Dominion Generation Group (Chief Executive Officer—Dominion Generation)—$625,500; and Gary L. Sypolt, Executive Vice President (Chief Executive Officer—Dominion Energy)—$531,753.

*	Effective March 1, 2013